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EXHIBIT 3.1

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                                             FILING DATE:   Filed for Record
                                                            State of Alaska

                                                             Jun 27 2003

                                                         Dept. of Community &
                                                         Economic Development
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www.dced.state.ak.us/bsc/corps.htm
Your corporation email/website address:  http://www.globaloutdoors.com
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                             ARTICLES OF AMENDMENT

The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Alaska Statute 10.06.510.


ITEM I (See number 1 of the instructions)
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The name of the corporation is:   Global Outdoors, Inc.
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ITEM II (See number 2 and 6 of the instructions). Any article being amended must be set forth in its entirety. Any number of articles may be amended, added, or deleted.
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Resolved that Article I. of the Articles of Incorporation be amended to read as follows:

The name of this Corporation is Outdoor Channel Holdings, Inc.
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For continuation of amendment(s), attach additional pages.
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ITEM III (See number 3, 4, and 5 of the instructions).
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__  The amendment to the Articles of Incorporation was adopted on ____________,
    ____________, by a resolution of the Board of Directors. No shares have been issued.

                                       OR

__ The amendment to the Articles of Incorporation was adopted on June 23, 2003 by the outstanding shares and by the Board of Directors on June 23, 2003.

    The number of shares outstanding is: 5,369,098.
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    The number of shares entitled to vote is: 5,369,098.
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    The number of shares which voted for the amendment: 4,930,765.
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    The number of shares which voted against the amendment: 24,865.
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    If the shares of a class are entitled to vote as a class, write the designation and number of outstanding shares of each class entitled to vote and the number of shares of each class which voted for and against the amendment.

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NO. OF SHARES       CLASS          SERIES            FOR           AGAINST


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NO. OF SHARES       CLASS          SERIES            FOR           AGAINST


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NO. OF SHARES       CLASS          SERIES            FOR           AGAINST


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NO. OF SHARES       CLASS          SERIES            FOR           AGAINST

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Date  June 24, 2003                         Global Outdoors, Inc.
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                                                   Name of Corporation



By:   /s/ Perry T. Massie                       By: /s/ Richard K. Dickson II
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      President or Vice President               Secretary or Assistant Secretary